Exhibit A

                            LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.
SG COWEN & CO., LLC
PIPER JAFFRAY & CO.
NEEDHAM & COMPANY, INC.
As Representative(s) of the several
  Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

     The undersigned understands that you and certain other firms (the "Underwriters") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by the Underwriters of shares (the "Shares") of Common Stock, par value $0.001 per share (the "Common Stock"), of Sunesis Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and that the Underwriters propose to reoffer the Shares to the public (the "Offering").

     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc. and SG Cowen & Co., LLC, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 180 days after the date of the final prospectus relating to the Offering (such 180-day period, the "Lock-Up Period").

     The foregoing paragraph shall not apply to (1) transfers of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock made as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the terms of this Lock-Up Letter Agreement prior to such transfer, (2) transfers of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock to an immediate family member of the undersigned or to any trust for the direct or indirect benefit of the undersigned or an immediate family member of the undersigned, provided that the transferee agrees in writing to be bound by the terms of this Lock-Up Letter Agreement prior to such transfer and (3) distributions to partners, members, shareholders or affiliates of the undersigned, provided that the undersigned is a limited partnership, limited liability company or corporation and the distributees thereof agree in writing to be bound by the terms of this Lock-Up Letter Agreement prior to such distribution.

     Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc. and SG Cowen & Co., LLC waive, in writing, such extension.

     In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

     It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned shall have no further obligations under this Lock-Up Letter Agreement.

     The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

     The terms of this Lock-Up Letter Agreement shall be construed in accordance with the laws of the State of New York.

                            [Signature Page Follows]


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     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                        Very truly yours,

                                        WARBURG PINCUS EQUITY PARTNERS, L.P.
                                        By:  WARBURG PINCUS & CO.
                                        It's General Partner
                                        ----------------------------------------
                                        (Name of Stockholder - Please Print)
                                        /s/ Jonathan Leff
                                        ----------------------------------------
                                        (Signature)


                                        Jonathan Leff
                                        ----------------------------------------
                                        (Name of Signatory if Stockholder is an
                                        entity--Please Print)


                                        Partner
                                        ----------------------------------------
                                        (Title of Signatory if Stockholder is an entity--Please Print)

Dated: December 15, 2004
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                                      -3-

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                        Very truly yours,

                                        WARBURG PINCUS NETHERLANDS EQUITY
                                        PARTNERS I, C.V.
                                        By: WARBURG PINCUS & CO.
                                        It's General Partner
                                        ----------------------------------------
                                        (Name of Stockholder - Please Print)
                                        /s/ Jonathan Leff
                                        ----------------------------------------
                                        (Signature)


                                        Jonathan Leff
                                        ----------------------------------------
                                        (Name of Signatory if Stockholder is an
                                        entity--Please Print)


                                        Partner
                                        ----------------------------------------
                                        (Title of Signatory if Stockholder is an entity--Please Print)

Dated: December 15, 2004
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                                      -4-

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                        Very truly yours,

                                        WARBURG PINCUS NETHERLANDS EQUITY
                                        PARTNERS II, C.V.
                                        By: WARBURG PINCUS & CO.
                                        It's General Partner
                                        ----------------------------------------
                                        (Name of Stockholder - Please Print)
                                        /s/ Jonathan Leff
                                        ----------------------------------------
                                        (Signature)


                                        Jonathan Leff
                                        ----------------------------------------
                                        (Name of Signatory if Stockholder is an
                                        entity--Please Print)


                                        Partner
                                        ----------------------------------------
                                        (Title of Signatory if Stockholder is an entity--Please Print)

Dated: December 15, 2004
       -----------------

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                        Very truly yours,

                                        WARBURG PINCUS NETHERLANDS EQUITY
                                        PARTNERS III, C.V.
                                        By: WARBURG PINCUS & CO.
                                        It's General Partner
                                        ----------------------------------------
                                        (Name of Stockholder - Please Print)
                                        /s/ Jonathan Leff
                                        ----------------------------------------
                                        (Signature)


                                        Jonathan Leff
                                        ----------------------------------------
                                        (Name of Signatory if Stockholder is an
                                        entity--Please Print)


                                        Partner
                                        ----------------------------------------
                                        (Title of Signatory if Stockholder is an entity--Please Print)

Dated: December 15, 2004
       -----------------


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